EXHIBIT 99.1

Press Release
Contact:  Donald L. Kovach, Chairman, President & CEO (973) 827-2914

SUSSEX BANCORP ANNOUNCES
INCREASE TO STOCK REPURCHASE PROGRAM

FRANKLIN, NEW JERSEY— August 23, 2007  Sussex Bancorp (NASDAQ:"SBBX") announced today that its board of directors had approved an increase to the Company’s stock repurchase program whereby the Company may repurchase up to a total of 250,000 shares of its outstanding stock.  The Board had previously authorized repurchases of up to 150,000 shares. Purchases may be made from time-to-time in open market or privately negotiated transactions, as applicable.  Mr. Donald Kovach, Chairman, President and Chief Executive Officer of the Company, stated "we believe the increase to our stock repurchase program is a prudent capital management tool and that the investment in our common stock, particularly at its current prices, will provide significant value to our shareholders."
Sussex Bancorp is the holding company for Sussex Bank, a New Jersey chartered commercial bank operating though eight offices located in Sussex County, New Jersey, and two offices in Orange County, New York and of Tri-State Insurance Agency, Inc., a full service insurance agency located in Augusta, New Jersey.